UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2011

INNERWORKINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52170 (Commission File Number)	20-5997364 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 850 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

(312) 642-3700 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

(e)           On April 27, 2011, the Compensation Committee of the Board of Directors of InnerWorkings, Inc. (the “Company”) approved the amendment and restatement of the 2006 Stock Incentive Plan (the “Amended Plan”), subject to stockholder approval.  On June 16, 2011, at the Company’s 2011 Annual Meeting of Stockholders (the “Annual Meeting”), the Company’s stockholders approved the Amended Plan.  The following summary of the Amended Plan is qualified in its entirety by the full text of the Amended Plan, a copy of which was filed as Annex B of the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 29, 2011 and is incorporated by reference herein.

The Amended Plan (i) increases the maximum number of shares of common stock that may be issued thereunder by 1,500,000, from 3,250,000 (plus any shares that are subject to grant under the Company’s prior unit option plans, a majority of which have been previously granted) to 4,750,000 (plus any shares that are subject to grant under the Company’s prior unit option plans), (ii) expands the prohibition on option repricing without stockholder approval to include SARs and clarifies that the prohibition also applies to canceling an option or SAR and issuing a substitute option or SAR with a lower exercise price or canceling an underwater option or SAR and issuing a substitute award, and (iii) reiterates the performance goals used in granting performance-based awards thereunder to be approved by stockholders for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Item 5.07  Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on June 16, 2011.  The matters that were voted on at the Annual Meeting and the final voting results as to each such matter are set forth below.

Proposal No. 1: Election of Directors

The following nominees were elected to the Board of Directors for a one-year term expiring in 2012, as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Jack M. Greenberg	38,661,994	525,574	1,792,023
John R. Walter	38,912,643	274,925	1,792,023
Eric D. Belcher	39,173,370	14,198	1,792,023
Peter J. Barris	38,912,643	274,925	1,792,023
Sharyar Baradaran	39,018,246	169,322	1,792,023
Linda S. Wolf	39,018,286	169,282	1,792,023
Eric P. Lefkofsky	31,874,959	7,312,609	1,792,023
Charles K. Bobrinskoy	39,018,246	169,322	1,792,023

Proposal No. 2: Ratification of Appointment of Ernst & Young LLP to Serve as the Independent Registered Public Accounting Firm for the Company for the Fiscal Year Ending December 31, 2011

The ratification of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was approved as follows:

FOR	AGAINST	ABSTAIN
40,977,430	2,011	150

Proposal No. 3:  Reapproval of the Material Terms of Performance-Based Awards under the Company’s Annual Incentive Plan

The material terms of performance-based awards under the Company’s Annual Incentive Plan were approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
29,670,028	9,515,458	2,082	1,792,023

Proposal No. 4:  Approval of the Amendment and Restatement of the InnerWorkings 2006 Stock Incentive Plan

The amendment and restatement of the InnerWorkings 2006 Stock Incentive Plan was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
38,112,377	1,073,066	2,125	1,792,023

Proposal No. 5: Advisory Approval of Executive Compensation

The Company’s executive compensation was approved on an advisory basis as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
38,925,748	247,863	13,957	1,792,023

Proposal No. 6: Advisory Approval of Frequency of Stockholder Advisory Approval of Executive Compensation

Stockholders were given the options of voting for one year, two years or three years or abstaining with respect to the frequency of stockholder advisory approval of executive compensation; the three-year option was approved on an advisory basis as follows:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
15,493,047	9,932	17,646,863	6,037,726

In accordance with the voting results, the Company intends to provide stockholders with an opportunity to cast an advisory vote on executive compensation every three years until the next required advisory vote on the frequency of future advisory votes on executive compensation.  Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is required to provide stockholders at least once every six calendar years the opportunity to cast an advisory vote on the frequency of stockholder advisory approval of executive compensation.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description
10.1
InnerWorkings, Inc. 2006 Stock Incentive Plan, as amended and restated effective June 16, 2011 (incorporated by reference to Annex B of the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 29, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: June 20, 2011	By:	/s/ Joseph M. Busky
	Name:	Joseph M. Busky
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1
InnerWorkings, Inc. 2006 Stock Incentive Plan, as amended and restated effective June 16, 2011 (incorporated by reference to Annex B of the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 29, 2011).